EXHIBIT 99.1

News Release

Contact:
Carrie Holmes
Onyx Software
(425) 519-4096
carrieh@onyx.com

For Release 6 a.m. PST
December 9, 2004

Onyx Software Awarded Contract from Australia’s Queensland Government

BELLEVUE, WA – Onyx Software Corporation (Nasdaq: ONXS) today announced that it has been awarded a contract by the Queensland (Australia) Government’s Department of Child Safety and Department of Communities. Onyx anticipates that license and professional services for this contract will result in about $1.2 million in revenue to be realized in the second quarter of 2005 timeframe based on the targeted completion of services for the project’s initial phase. The contract contemplates, but does not obligate, additional Queensland purchases which Onyx expects will result in similar projected revenue to be realized in late 2005 through early 2006.

“When evaluating a project of this scale, finding a provider who could manage the process from conception to fulfillment and provide long-term support was a challenge,” said a spokesperson for the Department of Child Safety. “This end-to-end service capability was an important factor in the departments’ decision to choose Onyx and Fujitsu. They provided the core functionality we were looking for.”

The contracts were awarded to Onyx and Fujitsu Australia as part of a Queensland Government initiative to reform child protection and youth justice service delivery through improved information management. The integrated client management system (ICMS) will be used by the Queensland Government’s Department of Child Safety and Department of Communities. The system will allow caseworkers to store and access information about each child or young person in the child protection or youth justice system and care givers. It will replace a number of enterprise systems and myriad local systems that have evolved over time. The system will be introduced throughout the state from mid-2005.

“Many government agencies are looking to consolidate legacy systems and automate manual processes,” said Janice P. Anderson, Chair and Chief Executive Officer of Onyx Software. “Onyx and our growing partner network can help these agencies become more agile, cost effective and responsive to citizens. Today’s announcement is another example of the success we’re seeing by engaging with partners who focus on the government market.”

The Queensland Government contract continues Onyx’s global success in state and local government. Four U.S. states use Onyx to manage child support and health services programs, including the recently announced order from Affiliated Computer Services to provide a consolidated contact center for the State of New York. Also, more than 30 local governments have implemented Onyx to manage citizen services ranging from animal control issues to non-emergency service inquiries.

About Onyx Software

Onyx Software Corporation, a worldwide leader in delivering successful CRM, offers a fast, cost-effective, easy-to-use solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves more than 1,300 customers worldwide in a variety of industries. For more information, please see: www.onyx.com

About Fujitsu Australia and New Zealand

Fujitsu is a full service provider of information technology and communications solutions. Throughout Australia and New Zealand we partner with our customers to consult, design, build, operate and support business solutions. From strategic consulting to application and infrastructure solutions and services, Fujitsu has earned a reputation as the single supplier of choice for leading corporate and government organisations. Fujitsu Australia Limited is a wholly owned subsidiary of Fujitsu Limited of Japan.

About Fujitsu Limited

Fujitsu is a leading provider of customer-focused IT and communications solutions for the global marketplace. Pace-setting technologies, highly reliable computing and communications platforms, and a worldwide corps of systems and services experts uniquely position Fujitsu to deliver comprehensive solutions that open up infinite possibilities for its customers’ success. Headquartered in Tokyo, Fujitsu Limited (TSE:6702) reported consolidated revenues of 4.7 trillion yen (US$45 billion) for the fiscal year ended March 31, 2004. For more information, please see: www.fujitsu.com

Forward-Looking Statement

This press release contains forward-looking statements, including statements about the amount and timing of potential revenue from the initial transaction and the potential for additional future revenue from Queensland Government’s Department of Child Safety and Department of Communities. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words ”predict”,“believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.

Factors that could affect Onyx’s actual results include, but are not limited to the successful completion of the initial project, the determination by Queensland Government’s Department of Child Safety and Department of Communities whether or not to expand the use of the Onyx products in the future and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended September 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.